UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2024

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Americas Tower, 1177 Avenue of The Americas,
Suite 5100, New York, NY 10036

(Address of principal executive offices, including zip code)

888-622-1218

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2024, the Board of Directors (the “Board”) of Future FinTech Group, Inc. (the “Company”) received a resignation letter from Mr. Shanchun Huang to resign from his positions as a director of the Board and the Chief Executive Officer (“CEO”) and President of the Company, effective on August 5, 2024. Mr. Huang indicated that his resignation is not because of any disagreement with the Company, its management or its directors.

On August 5, 2024, the Board appointed Mr. Hu Li as a director of the Board and the CEO and President of the Company.

Mr. Hu Li, age 50, has served as the Corporate Secretary of the Company since June 2019. Mr. Li has served as a director and Chief Executive Officer of FTFT International Securities and Futures Limited, a wholly owned subsidiary of the Company since January 2024. Mr. Li has served as a director of the Board of Directors of Shineco, Inc. (Nasdaq: SISI) since September 2021. Mr. Li served as the chief supervisor of Anhui Yihai Mining Equipment Co., Ltd., a public company in China NEEQ Market (Stock Symbol: 831451) from February 2018 to July 2021. From September 2015 to February 2018, Mr. Li served as the Vice General Manager of Shaanxi Huipu Financial Leasing Co., Ltd. Mr. Li obtained his master’s degree in Business Administration (MBA) from Xi’an Technology University in 2008 and bachelor’s degree from Xi’an Fanyi University in 1996.

In connection with his appointment, the Company entered into an employment agreement (the “Agreement”) with Mr. Hu Li on August 5, 2024. The Agreement provides that Mr. Li will receive compensation in the amount of $7,000 per month before tax and the term of the Agreement is for three years.

Mr. Hu Li was not selected pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Li and the directors, nor between Mr. Li and any executive officer of the Company. Mr. Li is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

The foregoing description of the Agreement is only a summary of the terms of the Agreement and does not purport to be a complete description of such document, and is qualified in its entirety by reference to the Agreement, a copy of which is attached as an exhibit hereto and incorporated by reference.

Item 8.01 Other Events

On August 9, 2024, the Company issued a press release announcing the appointment of new CEO of the Company as described in Item 5.02 above, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Exhibit 99.1 to this Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Employment Agreement by and between Future FinTech Group, Inc. and Mr. Hu Li, dated August 5, 2024.
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: August 9, 2024	By:	/s/ Hu Li
	Name:	Hu Li
	Title:	Chief Executive Officer

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